Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wallbox N.V.

Barcelona, Spain

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 29, 2022, relating to the consolidated financial statements of Wallbox N.V., appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium

November 14, 2022